UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2008

NetManage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22158	77-0252226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20883 Stevens Creek Blvd., Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 973-7171

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 30, 2008, NetManage, Inc., a Delaware corporation (”NetManage”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Micro Focus (US), Inc., a Delaware corporation (“Micro Focus”), and MF Merger Sub, a Delaware corporation and wholly-owned subsidiary of Micro Focus (“Merger Sub”), pursuant to which Merger Sub will be merged with and into NetManage (the “Merger”) with NetManage continuing as the surviving entity. Pursuant to the Merger Agreement, at the effective time of the Merger, each share of NetManage’s common stock will be converted into the right to receive $7.20 cash and each outstanding option will be converted into the right to receive $7.20 cash less the exercise price of such option.

The Board of Directors of NetManage (the “Board of Directors”) unanimously approved the Merger and the Merger Agreement at a special meeting on April 30, 2008, and directed that the Merger Agreement be submitted to NetManage’s stockholders for adoption.

The transaction is expected to close in June of 2008. The proposed transaction is subject to approval of NetManage’s stockholders and other customary conditions to closing. Either party will also have a right to terminate the Merger Agreement if the transaction is not closed on or prior to September 8, 2008.

The Merger Agreement contains a “no-shop” provision pursuant to which NetManage is restricted in its ability to solicit third party proposals, provide information to and engage in discussions with third parties regarding a Competing Transaction (as such term is defined in the Merger Agreement). The “no-shop” restriction is subject to a “fiduciary-out” provision that allows NetManage to provide information and participate in discussions with respect to competing proposals that the Board of Directors determines in good faith, after consultation with its financial advisors and outside counsel, is superior to the terms of the Merger. NetManage is obligated to provide Micro Focus with notification of any Competing Offer and NetManage’s intention to take any action with respect to a Competing Offer. Furthermore, NetManage is obligated to provide Micro Focus with three business days prior written notice before (i) a withdrawal, modification or change in the Board of Director’s approval or recommendation of the Merger, (ii) recommending the Competing Transaction to NetManage’s stockholders, (iii) terminating the Merger Agreement or (iv) publicly announcing the Board of Director’s intention to do any or all of the foregoing.

The Merger Agreement contains certain termination rights. Upon the termination of the Merger Agreement under specified circumstances, NetManage may be required to pay Micro Focus a termination fee of $2.0 million. The Company will be obligated to reimburse Micro Focus’ expenses in connection with the Merger, up to $2.0 million, under certain circumstances if NetManage’s stockholders do not approve the Merger at the stockholder meeting held for such purpose or NetManage breaches its representations, warranties or covenants under the Merger Agreement. NetManage’s aggregate obligation to pay a termination fee and reimburse Micro Focus’s expenses will in no event exceed $2.0 million. In the event of a termination in certain circumstances, Micro Focus may be obligated to pay NetManage a $2.0 million termination fee. The Merger Agreement also includes other representations, warranties, covenants and conditions that are customary for transactions of this type.

The foregoing summary is not intended to be complete and is qualified in its entirety by the full text of the Merger Agreement. A copy of the Merger Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1.

Voting Agreement

In connection with the Merger Agreement, certain stockholders of NetManage controlling voting power over approximately 14.5% of NetManage’s outstanding common stock have entered into voting agreements with Micro Focus and Merger Sub (the “Voting Agreement”) pursuant to which those stockholders have agreed to vote in favor of the transactions contemplated by the Merger Agreement and not to transfer their shares except under certain circumstances. The Voting Agreement will terminate upon any termination of the Merger Agreement.

The Voting Agreement is attached as Exhibit 2.2 hereto and is incorporated by reference herein. The foregoing description of the Voting Agreement is qualified in its entirety by reference to Exhibit 2.2.

Cautionary Statement

The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. Except for its status as a legal document governing the contractual rights among the parties thereto in relation to the Merger and the other transactions contemplated thereby, the Merger Agreement is not intended to be a source of factual, business or operational information about NetManage, Micro Focus or their respective businesses.

The representations and warranties contained in the Merger Agreement are not necessarily accurate or complete as made and may be subject to exceptions set forth in the disclosure schedules provided in accordance with the Merger Agreement. Such representations, warranties and covenants have been negotiated by NetManage and Micro Focus for the purpose of allocating contractual risk between the parties, including where the parties do not have complete knowledge of all the facts, and not for the purpose of establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and any stockholder of NetManage or any potential investor should not rely on the representations, warranties and covenants therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

Additional Information

Important Additional Information Regarding the Merger will be filed with the SEC:

In connection with the proposed Merger, NetManage will file a proxy statement and other documents with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT NETMANAGE AND THE PROPOSED MERGER. A definitive proxy statement will be sent to stockholders of NetManage seeking their approval of the transaction. Investors and stockholders may obtain a free copy of the proxy statement (when available) and other documents filed by NetManage with the SEC at the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of charge on NetManage’s website at www.netmanage.com or by directing a request to NetManage, Inc., 20883 Stevens Creek Blvd., Cupertino, California 95014, Attention: Investor Relations.

NetManage and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of NetManage in connection with the proposed Merger. Information about NetManage and its directors and executive officers and their ownership of NetManage’s common stock is set forth in NetManage’s Annual Report on Form 10-K, which was filed with the SEC on March 31, 2008. Stockholders and investors may obtain additional information regarding the interests of NetManage and its directors and executive officers in the Merger, which may be different than those of NetManage’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.

Item 7.01	Regulation FD Disclosure.

On April 30, 2008, NetManage issued a press release announcing the signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.1.

Forward–Looking Statements

This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against NetManage or Micro Focus and others following announcement of the merger agreement; (3) the inability to complete the Merger due to the failure to satisfy the other conditions to completion of the Merger; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; and (5) other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of NetManage’s SEC filings. Many of the factors that will determine the outcome of the Merger are beyond NetManage’s ability to control or predict. NetManage undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of April 30, 2008, by and among NetManage, Inc., Micro Focus (US), Inc. and MF Merger Sub, Inc.

2.2	Voting Agreement dated April 30, 2008.

99.1	Press release by NetManage, Inc. dated April 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetManage, Inc. (Registrant)

April 30, 2008	/s/ ZVI ALON
(Date)	Zvi Alon
Chairman, President and Chief Executive Officer

Exhibit Index

2.1	Agreement and Plan of Merger, dated as of April 30, 2008, by and among NetManage, Inc., Micro Focus (US), Inc. and MF Merger Sub, Inc.

2.2	Voting Agreement dated April 30, 2008.

99.1	Press release by NetManage, Inc. dated April 30, 2008.